Exhibit 99.1

OppFi Announces Share Repurchase Program

Authorization permits the Company to purchase up to $20 million of Class A common stock

CHICAGO, January 6, 2022 – OppFi Inc. (“OppFi” or the “Company”) (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit, announced today that its Board of Directors has authorized a share repurchase program that permits the Company to purchase up to an aggregate of $20 million of its Class A common stock. The authorization will expire in December 2023.

“While our primary focus is to deploy capital to drive incremental growth and investment into the OppFi platform for product enhancements, new technology, and a superior consumer experience, this repurchase program is designed to provide the Company with an effective means to also support our stockholders when our share price becomes disconnected from what our Board believes to be our long-term value and future earnings potential,” said Todd Schwartz, Executive Chairman and Co-Founder, OppFi. “We look forward to working with OppFi’s leadership team and supporting the Company’s platform vision to deliver long term value creation and growth for our shareholders.”

“OppFi continues to focus on driving profitable growth in 2022 while making smart, incremental investments into our platform. We believe this will position the Company to grow market share and further its mission to provide best-in-class credit access to millions of consumers,” said Neville Crawley, Chief Executive Officer, OppFi.

Repurchases under the program may be made from time to time, on the open market, in privately negotiated transactions, or by other methods, at the discretion of the management of the Company and in accordance with the limitations set forth in Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended, and other applicable legal requirements. The timing and amount of the repurchases will depend on market conditions and other requirements. The program does not obligate the Company to repurchase any dollar amount or number of shares and the program may be extended, modified, suspended, or discontinued at any time. For each share of Class A common stock that the Company repurchases under the program, Opportunity Financial, LLC, the Company’s direct subsidiary, will redeem one Class A common unit of Opportunity Financial, LLC held by the Company, decreasing the percentage ownership of Opportunity Financial, LLC by the Company and relatively increasing the ownership by the other members.

About OppFi:

OppFi (NYSE: OPFI) is a leading financial technology platform that powers banks to offer accessible products and a top-rated experience to everyday consumers. The company has been an Inc. 5000 company for five straight years, a four-time Deloitte’s Technology Fast 500™, and the seventh fastest-growing company in Chicagoland in 2021 by Crain’s Chicago Business. The company was also listed on the Forbes America 2021 list of America’s Best Startup Employers and Built In’s 2021 Best Places to Work in Chicago. OppFi maintains an A+ rating from the Better Business Bureau (BBB) and maintains a 4.8/5 star rating with more than 14,000 online customer reviews, making it one of the top customer-rated financial platforms online. For more information, please visit oppfi.com.

Forward-Looking Statements:

This information includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. OppFi’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from the expected results. Most of these factors are outside OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on OppFi’s business; the effects of OppFi’s share repurchase program on its common stock and capital resources; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of OppFi to grow and manage growth profitably and retain its key employees; costs related to the business combination; changes in applicable laws or regulations; the possibility that OppFi may be adversely affected by economic, business, and/or competitive factors; whether OppFi will be successful in launching SalaryTap and OppFi Card, including whether there will be consumer or market acceptance of SalaryTap and OppFi Card; and other risks and uncertainties indicated from time to time in OppFi’s filings with the SEC, including those under “Risk Factors” therein. OppFi cautions that the foregoing list of factors is not exclusive and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

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Media Contacts:

Wendy Serafin, SVP of Communications

Media Relations: media@oppfi.com

Investor Relations: investors@oppfi.com